UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2004

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Blvd., NE AFC Bldg. 5-600
Albuquerque, New Mexico 87110
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2004, SBS Technologies, Inc. (the Company) and Harold E. Kennedy, appointed as a director of the Company on December 15, 2004, executed an Indemnification Agreement as required by the Company's Bylaws. Under the terms of the Indemnification Agreement, the Company has agreed to indemnify Mr. Kennedy to the fullest extent permitted by law. The form of Indemnification Agreement entered into between the Company and Mr. Kennedy is consistent with the indemnification agreement entered into between the Company and the other directors and executive officers of the Company. A copy of the form of Indemnification Agreement is attached as Exhibit 10.cj to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.cj *	Form of Indemnification Agreement between SBS Technologies, Inc. and Directors and Executive Officers.
* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: December 28, 2004

EXHIBIT INDEX
Exhibit Number	Description

10.cj *	Form of Indemnification Agreement between SBS Technologies, Inc. and Directors and Executive Officers.

* Also provided in PDF format as a courtesy